Exhibit 99.1
Fastly Announces Record First Quarter 2026 Financial Results

Record first quarter revenue of $173 million grew 20% year over year
Record first quarter gross margin of 62.5% and record non-GAAP gross margin of 65.1%
Record RPO of $369 million grew 63% year over year

SAN FRANCISCO — May 6, 2026 — Fastly, Inc. (NASDAQ: FSLY), a leader in global edge cloud platforms, today announced financial results for its first quarter ended March 31, 2026.
"Our first quarter performance demonstrates continued discipline and velocity as we delivered record revenue, gross margin, and RPO,” said Kip Compton, CEO at Fastly. “Driven by an accelerated innovation roadmap, we delivered 47% year-over-year security revenue growth. This performance reflects expansion within our installed base and robust new business wins, enabling us to raise our 2026 guidance.”

	Three months ended March 31,
	2026	2025
Revenue	$173,021	$144,474
Gross margin
GAAP gross margin	62.5%	53.2%
Non-GAAP gross margin(1)	65.1%	57.3%
Operating loss
GAAP operating loss	$(23,895)	$(38,179)
Non-GAAP operating income (loss)(1)	$19,143	$(5,845)
Net income (loss) per share
GAAP net loss per common share — basic and diluted	$(0.13)	$(0.27)
Non-GAAP net income (loss) per common share — basic(1)	$0.15	$(0.05)
Non-GAAP net income (loss) per common share — diluted(1)	$0.13	$(0.05)
For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this press release.
First Quarter 2026 Financial Summary
•Total revenue of $173.0 million, representing 20% year-over-year growth. Network Services revenue of $126.2 million, representing 11% year-over-year growth. Security revenue of $38.8 million, representing 47% year-over-year growth. Other revenue of $8.0 million, representing 67% year-over-year growth. Network Services revenue includes solutions designed to improve performance of websites, apps, APIs, and digital media. Security revenue includes products designed to protect websites, apps, APIs, and users. Other revenue includes Compute and Observability solutions.
•Generated $28.9 million of operating cash flow compared to $17.3 million of operating cash flow in the first quarter of 2025. Generated $4.1 million of positive free cash flow compared to $8.2 million in the first quarter of 2025.
•GAAP gross margin of 62.5%, compared to 53.2% in the first quarter of 2025. Non-GAAP gross margin1 of 65.1%, compared to 57.3% in the first quarter of 2025.
•GAAP net loss of $20.5 million, compared to $39.1 million in the first quarter of 2025. Non-GAAP net income1 of $22.9 million, compared to non-GAAP net loss1 of $6.6 million in the first quarter of 2025.
•GAAP net loss per basic and diluted share of $0.13, compared to $0.27 in the first quarter of 2025. Non-GAAP net income per basic share1 of $0.15, compared to non-GAAP net loss per basic share1 of $0.05 in the first quarter of 2025. Non-GAAP net income per diluted share1 of $0.13, compared to non-GAAP net loss per diluted share1 of $0.05 in the first quarter of 2025.
Key Metrics
•Remaining Performance Obligations (RPO)2 were $369 million, up 63% from $226 million in the first quarter of 2025.
•Large customer count3 was 634 in the first quarter, up 39 from the first quarter of 2025.

•Fastly's top ten customers accounted for 34% of revenue in the first quarter of 2026 compared to 33% in the first quarter of 2025. Revenue from the top ten customers increased 25% year-over-year compared to revenue growth of 17% year-over-year from customers outside the top ten.
•Last 12-month net retention rate (LTM NRR)4 increased to 113% in the first quarter from 110% in the fourth quarter of 2025.
First Quarter Business and Product Highlights
•Fastly appointed Joan Jenkins as Chief Marketing Officer to help accelerate global growth and strengthen its leadership in edge computing, security, and AI, bringing the Fastly platform story to a global audience.
•Fastly was named a Leader in “The Forrester Wave™: Edge Development Platforms, Q1 2026 Report,” receiving one of the highest overall evaluation scores and was the only company to receive a "halo” designation, indicating superior customer feedback.
•Expanded Bot Management with Content Guard, securing the AI bot landscape by blocking unauthorized AI agents to monetize IP and provide publishers precise control through unmatched visibility into all automated traffic.
•Enhanced the API Security suite by adding prioritization tools, bulk actions, and CI/CD integrations to API Discovery, enabling stronger visibility of "shadow APIs" in enterprise ecosystems.
•Enhanced our Compute & Security offerings by adding popular coding languages to expand security layer utility across diverse developer use cases.
•Launched the Fastly Agent Toolkit, equipping AI coding agents with Fastly-specific "skills" to accelerate the customer development lifecycle, deployment and time-to-value on our platform.
Second Quarter and Full Year 2026 Guidance

	Q2 2026	Full Year 2026
Total Revenue (millions)	$170.0 - $176.0	$710.0 - $725.0
Non-GAAP Operating Income (millions)	$12.0 - $16.0	$58.0 - $68.0
Non-GAAP Net Income per share(5)(6)	$0.05 - $0.08	$0.27 - $0.33
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Fastly’s future GAAP financial results.
Conference Call Information
Fastly will host an investor conference call to discuss its results at 1:30 p.m. PT / 4:30 p.m. ET on Wednesday, May 6, 2026.
To access the conference call, please pre-register and dial-in using this link at least 15 minutes prior to the 1:30 p.m. PT start time. Registrants will receive an email confirmation with dial-in details.
A live webcast of the event can be accessed using this link. A replay of the webcast will be available on https://investors.fastly.com starting approximately two hours after the event and archived on the site for one quarter.

About Fastly, Inc.
Fastly’s powerful and programmable edge cloud platform helps the world’s top brands deliver online experiences that are fast, safe, and engaging through edge compute, delivery, security, and observability offerings that improve site performance, enhance security, and empower innovation at global scale. Compared to other providers, Fastly’s powerful, high-performance, and modern platform architecture empowers developers to deliver secure websites and apps with rapid time-to-market and demonstrated, industry-leading cost savings. Organizations around the world trust Fastly to help them upgrade the internet experience, including Reddit, Universal Music Group, and SeatGeek. Learn more about Fastly at https://www.fastly.com, and follow us @fastly.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance and shareholder returns, including our outlook and guidance and ability to improve liquidity; our ability to acquire new customers, expand cross-sell opportunities, and grow market share; our ability to enrich our revenue mix with platform enhancements; the performance of our existing and new platform enhancements; our ability to accelerate global growth; the performance, capabilities, and expectations regarding customer experiences with Bot Management with Content Guard, the API Security suite, including API Discovery, Next-Gen WAF, Fastly Agent Toolkit and its ability to enable coding agents to work with Fastly, and Object Storage; and Fastly's strategies, platform, and business plans. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including those more fully described in Fastly’s Annual Report on Form 10-K for the year ended December 31, 2025. Additional information will also be set forth in Fastly’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and other filings and reports that Fastly may file from time to time with the SEC. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP basic and diluted net income (loss) per common share, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, free cash flow and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per common share, non-GAAP research and development, non-GAAP sales and marketing, and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense and related employer payroll taxes, amortization of capitalized stock-based compensation - cost of revenue, amortization of acquired intangible assets, executive transition costs, and amortization of debt discount and issuance costs.
Adjusted EBITDA: excludes stock-based compensation expense and related employer payroll taxes, amortization of capitalized stock-based compensation - cost of revenue, depreciation and other amortization expenses, amortization of acquired intangible assets, executive transition costs, interest income, interest expense, including amortization of debt discount and issuance costs, other expense, net, and income taxes.
Amortization of Acquired Intangible Assets: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases and acquisitions. Management considers its operating results without this activity when evaluating its ongoing non-GAAP performance and its adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and acquisitions and may not be reflective of our core business, ongoing operating results, or future outlook.
Amortization of Debt Discount and Issuance Costs: consists primarily of amortization expense related to our debt obligations. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook. These are included in our total interest expense.
Capital Expenditures: consists of cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
Depreciation and Other Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and may not be reflective of our core business, ongoing operating results, or future outlook.
Executive Transition Costs: consists of one-time cash charges recognized with respect to changes in our executive’s employment status. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Free Cash Flow: calculated as net cash used in operating activities less purchases of property and equipment, net of proceeds from sale of property and equipment, principal payments of finance lease liabilities and capitalized internal-use software costs. Management specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Management considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Fastly's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.
Income Taxes: consists primarily of expenses recognized related to state and foreign income taxes. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Expense: consists primarily of interest expense related to our debt instruments, including amortization of debt discount and issuance costs. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Income: consists primarily of interest income related to our marketable securities. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Other Expense, Net: consists primarily of foreign currency transaction gains and losses. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Stock-Based Compensation Expense and Related Employer Payroll Taxes: consists of expenses for stock options, restricted stock units, performance awards and other shares issued under our equity incentive plans or our Employee Stock Purchase Plan ("ESPP"), as applicable, and the related employer payroll taxes. Although stock-based compensation and its related employer payroll taxes are expenses for the Company, management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance, primarily because they are expenses not believed by management to be reflective of our core business, ongoing operating results, or future outlook. In addition, the value of some stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.
Amortization of Capitalized Stock-Based Compensation - Cost of Revenue: in order to reflect the performance of our core business, ongoing operating results, or future outlook, and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies, similar to stock-based compensation, management considers it appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures.
Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.
In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.
Key Metrics
1 Beginning with the quarter ended March 31, 2026, we are excluding stock-based compensation related employer payroll taxes from our non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) per common share — basic and non-GAAP net income (loss) per common share — diluted, because we consider our operating results without this activity when evaluating our ongoing non-GAAP net income (loss) performance and our adjusted EBITDA performance. We did not recast the presentation for all prior periods presented due to the immaterial amount of such payroll taxes.
2 Remaining Performance Obligations include future committed revenue for periods within current contracts with customers, as well as deferred revenue arising from consideration invoiced for which the related performance obligations have not been satisfied. During the third quarter of 2025, we identified an error in RPO calculations from certain contracts with a termination-for-convenience clause. We recast the presentation of RPO for all prior periods presented to reflect the correction of this error.

3 Our large customers are defined as those with annualized current quarter revenue in excess of $100,000. This is calculated by taking the revenue for each customer within the quarter and multiplying it by four.
4 We calculate LTM Net Retention Rate by dividing the total customer revenue for the prior twelve-month period (“prior 12-month period”) ending at the beginning of the last twelve-month period (“LTM period”) minus revenue contraction due to billing decreases or customer churn, plus revenue expansion due to billing increases during the LTM period from the same customers by the total prior 12-month period revenue. We believe the LTM Net Retention Rate is supplemental as it removes some of the volatility that is inherent in a usage-based business model.
5 Non-GAAP net income (loss) per share is calculated as Non-GAAP net income (loss) divided by weighted average diluted shares for 2026.
6 Assumes weighted average diluted shares outstanding of 182.6 million in Q2 2026 and 182.0 million for the full year 2026.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended March 31,
	2026	2025
Revenue	$173,021	$144,474
Cost of revenue(1)	64,840	67,676
Gross profit	108,181	76,798
Operating expenses:
Research and development(1)	41,972	37,429
Sales and marketing(1)	55,114	49,313
General and administrative(1)	34,990	28,235
Total operating expenses	132,076	114,977
Loss from operations	(23,895)	(38,179)
Interest income	2,927	2,975
Interest expense	(3,306)	(3,173)
Other expense, net	(380)	(80)
Loss before income taxes	(24,654)	(38,457)
Income tax (benefit) expense	(4,130)	691
Net loss	$(20,524)	$(39,148)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.27)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	153,579	143,284
__________
(1)Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2026	2025
Cost of revenue	$2,536	$1,939
Research and development	10,030	8,893
Sales and marketing	9,353	6,693
General and administrative	13,062	8,057
Total	$34,981	$25,582

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited)

	Three months ended March 31,
	2026	2025
Gross profit
GAAP gross profit	$108,181	$76,798
Stock-based compensation expense and related employer payroll taxes(1)	2,748	1,939
Amortization of capitalized stock-based compensation - Cost of revenue	1,688	1,641
Amortization of acquired intangible assets	—	2,475
Non-GAAP gross profit	$112,617	$82,853
GAAP gross margin	62.5%	53.2%
Non-GAAP gross margin	65.1%	57.3%
Research and development
GAAP research and development	$41,972	$37,429
Stock-based compensation expense and related employer payroll taxes(1)	(11,388)	(8,893)
Non-GAAP research and development	$30,584	$28,536
Sales and marketing
GAAP sales and marketing	$55,114	$49,313
Stock-based compensation expense and related employer payroll taxes(1)	(10,140)	(6,693)
Amortization of acquired intangible assets	(2,159)	(2,301)
Executive transition costs	(262)	—
Non-GAAP sales and marketing	$42,553	$40,319
General and administrative
GAAP general and administrative	$34,990	$28,235
Stock-based compensation expense and related employer payroll taxes(1)	(13,592)	(8,057)
Executive transition costs	(1,061)	(335)
Non-GAAP general and administrative	$20,337	$19,843
Operating income (loss)
GAAP operating loss	$(23,895)	$(38,179)
Stock-based compensation expense and related employer payroll taxes(1)	37,868	25,582
Amortization of capitalized stock-based compensation - Cost of revenue	1,688	1,641
Executive transition costs	1,323	335
Amortization of acquired intangible assets	2,159	4,776
Non-GAAP operating income (loss)	$19,143	$(5,845)
Net income (loss)
GAAP net loss	$(20,524)	$(39,148)
Stock-based compensation expense and related employer payroll taxes(1)	37,868	25,582
Amortization of capitalized stock-based compensation - Cost of revenue	1,688	1,641
Executive transition costs	1,323	335
Amortization of acquired intangible assets	2,159	4,776
Amortization of debt discount and issuance costs	401	217
Non-GAAP net income (loss)	$22,915	$(6,597)
Non-GAAP net income (loss) per common share — basic	$0.15	$(0.05)
Non-GAAP net income (loss) per common share — diluted	$0.13	$(0.05)
Weighted average basic common shares	153,579	143,284
Weighted average diluted common shares	176,494	143,284

(1) Similar to stock-based compensation, we believe it is also appropriate to exclude employer payroll taxes related to stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. However, we have not historically done so. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2026, we are excluding stock-based compensation related employer payroll taxes from our non-GAAP financial measures. We did not recast the presentation for all prior periods presented due to the immaterial amount of such payroll taxes. Refer to Non-GAAP Financial Measures definition for further details.

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited) (continued)

	Three months ended March 31,
	2026	2025
Reconciliation of GAAP to Non-GAAP diluted shares
GAAP diluted shares	153,579	143,284
Other dilutive equity awards	22,915	—
Non-GAAP diluted shares	176,494	143,284
Non-GAAP diluted net income (loss) per share	0.13	(0.05)

	Three months ended March 31,
	2026	2025
Adjusted EBITDA
GAAP net loss	$(20,524)	$(39,148)
Stock-based compensation expense and related employer payroll taxes(1)	37,868	25,582
Amortization of capitalized stock-based compensation - Cost of revenue	1,688	1,641
Depreciation and other amortization	10,320	13,650
Amortization of acquired intangible assets	2,159	4,776
Amortization of debt discount and issuance costs	401	217
Executive transition costs	1,323	335
Interest income	(2,927)	(2,975)
Interest expense	2,905	2,956
Other expense, net	380	80
Income tax (benefit) expense	(4,130)	691
Adjusted EBITDA	$29,463	$7,805

(1)Similar to stock-based compensation, we believe it is also appropriate to exclude employer payroll taxes related to stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. However, we have not historically done so. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2026, we are excluding stock-based compensation related employer payroll taxes from our non-GAAP financial measures. We did not recast the presentation for all prior periods presented due to the immaterial amount of such payroll taxes. Refer to Non-GAAP Financial Measures definition for further details.

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	As of March 31, 2026	As of December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$146,670	$180,563
Marketable securities	183,819	181,196
Accounts receivable, net of allowance for credit losses	130,037	118,029
Prepaid expenses and other current assets	29,560	26,921
Total current assets	490,086	506,709
Property and equipment, net	215,911	186,785
Operating lease right-of-use assets, net	57,697	52,067
Goodwill	670,356	670,356
Intangible assets, net	23,494	25,771
Other assets	55,984	57,789
Total assets	$1,513,528	$1,499,477
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,006	$17,612
Accrued expenses	45,523	70,669
Long-term debt, current	—	38,557
Operating lease liabilities, current	28,107	24,427
Deferred revenue	39,560	35,234
Other current liabilities	11,244	7,499
Total current liabilities	163,440	193,998
Long-term debt, net	323,620	323,282
Operating lease liabilities, non-current	46,019	43,921
Other long-term liabilities	3,303	8,698
Total liabilities	536,382	569,899
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	2,112,577	2,044,103
Accumulated other comprehensive loss	(423)	(41)
Accumulated deficit	(1,135,011)	(1,114,487)
Total stockholders’ equity	977,146	929,578
Total liabilities and stockholders’ equity	$1,513,528	$1,499,477

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(20,524)	$(39,148)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	11,892	15,167
Amortization of intangible assets	2,277	4,900
Non-cash lease expense	6,198	5,655
Amortization of debt discount and issuance costs	401	217
Amortization of deferred contract costs	4,758	4,850
Stock-based compensation	34,981	25,582
Deferred income taxes	(4,330)	422
Provision for credit losses	1,518	946
Loss on disposals of property and equipment	276	—
Accretion of discounts on investments	(798)	(626)
Other adjustments	(218)	376
Changes in operating assets and liabilities:
Accounts receivable, net	(13,526)	(3,993)
Prepaid expenses and other current assets	(2,639)	2,216
Other assets	1,350	(2,095)
Accounts payable	6,812	2,575
Accrued expenses	3,523	(3,383)
Operating lease liabilities	(5,809)	(5,556)
Other liabilities	2,724	9,183
Net cash provided by operating activities	28,866	17,288
Cash flows from investing activities:
Purchases of marketable securities	(179,340)	(179,486)
Maturities of marketable securities	177,143	7,969
Purchases of property and equipment	(21,021)	(2,605)
Capitalized internal-use software	(3,736)	(4,763)
Net cash used in investing activities	(26,954)	(178,885)
Cash flows from financing activities:
Repayment of convertible senior notes	(38,593)	—
Payments of other debt issuance costs	(502)	—
Repayments of finance lease liabilities	—	(1,711)
Proceeds from exercise of vested stock options	1,043	408
Proceeds from employee stock purchase plan	2,279	2,131
Net cash (used in) provided by financing activities	(35,773)	828
Effects of exchange rate changes on cash and cash equivalents	(32)	78
Net decrease in cash and cash equivalents	(33,893)	(160,691)
Cash and cash equivalents at beginning of period	180,563	286,175
Cash and cash equivalents at end of period	$146,670	$125,484

Free Cash Flow
(in thousands, unaudited)

	Three months ended March 31,
	2026	2025
Net cash provided by operating activities	$28,866	$17,288
Capital expenditures(1)	(24,757)	(9,079)
Free Cash Flow	$4,109	$8,209
__________
(1)Capital expenditures are defined as cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.

Contacts
Investor Contact
Vernon Essi, Jr.
ir@fastly.com

Media Contact
Stacey Hurwitz
press@fastly.com

Source: Fastly, Inc.